UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2013

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          On September 11, 2013, Opexa Therapeutics, Inc. (the “Company”) closed a second partial exercise of the over-allotment option granted to the underwriters to purchase an additional 250,000 shares of its common stock, at a price to the public of $1.50 per share, in connection with the Company’s recently announced underwritten public offering.  Inclusive of the prior partial exercise of the over-allotment option, this exercise will bring the total shares of common stock issued in the offering to 12,900,000, and total gross proceeds from the offering will be $19,350,000, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.  Aegis Capital Corp. acted as sole book-running manager for the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on August 7, 2013.  The offering was made only by means of a prospectus.  Copies of the prospectus relating to the offering are available on the SEC’s website at http://www.sec.gov.  Copies of the prospectus may also be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, via telephone at (212) 813-1010, or via email at prospectus@aegiscap.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	September 11, 2013	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

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